Exhibit 5.1

July 16, 2021

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, MA 01803

Ladies and Gentlemen:

You have requested our opinion, as counsel to LeMaitre Vascular, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 1,150,000 shares of its common stock, par value $0.01 (the “Shares”), including up to 150,000 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to the Registration Statement on Form S-3 (No. 333-238541) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2020 under the Securities Act of 1933, as amended (the “Act”) and the prospectus included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated July 13, 2021 and the final prospectus dated July 15, 2021, each filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”). (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”)

We are counsel to the Company and have examined original or certified copies of the Company’s Second Amended and Restated Certificate of Incorporation and the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company, the Company’s Amended and Restated Bylaws, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter. We have relied, without independent investigation, upon a certificate of an officer of the Company with respect to certain factual matters relevant to this opinion letter.

Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the Registration Statement and the Prospectus will be, upon receipt of the consideration for which the Board of Directors of the Company has authorized the issuance of such Shares thereunder, validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Very truly yours,

/s/ Choate, Hall & Stewart LLP

CHOATE, HALL & STEWART LLP